Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 2000 included in the Company's Form 10-K for the year ended
December 31, 1999, and to all references to our firm included in this Registration Statement.

San Francisco, California
January 8, 2001                                 /s/Arthur Andersen LLP